Exhibit 99.1

Trump Media & Technology Group Begins TV Streaming Rollout

Company Launches Uncancellable Content Delivery Network

SARASOTA, Fla., August 2, 2024 – Trump Media & Technology Group (Nasdaq: DJT) (“TMTG” or the “Company”), operator of the social media platform Truth Social, announced today that the Company has commenced the phased rollout of its streaming platform, Truth+.

Today, TMTG begins moving existing beta testing of its Truth Social linear TV streaming to the Company’s new content delivery network (“CDN”). After rigorous stress testing, the initial streaming service is expected to become available to all Truth Social users on the Web, followed shortly by its rollout on Android and iOS.

Once the CDN is deployed and tested, a Truth+ streaming icon on the Truth Social platform will provide access to the streaming service. By clicking the icon, users will be able to access streaming content as stand-alone channels or in a separate picture-in-picture (“PiP”) window while scrolling on the Truth Social platform. iOS users will need to update their Truth Social app to access streaming. No updates or downloads will be required for Android or Web users.

The initial slate of streaming options is expected to include channels comprising news, commentary, weather, and lifestyle and entertainment. TMTG plans to expand programming as its streaming rollout continues, focusing on news, Christian content, and family friendly content. As part of its strategy, TMTG is continuing to work toward closing the previously announced perpetual licensing deal for CDN technology.

“First, we created Truth Social to provide a safe harbor for free speech on the Internet,” said TMTG CEO Devin Nunes. “Now, we’re establishing a reliable home for great TV content that is neglected by the big corporations or is at risk of cancellation, and we are securing our own tech stack and hardware infrastructure to make our new CDN uncancellable. I look forward, in the near future, to launching many enhancements and adding great, new content to the platform.”

The introduction of these channels is the initial phase of Truth Social’s TV streaming platform. The next phase is expected to feature the introduction of streaming apps integrated with the Truth Social platform that will offer enhanced features, including an interactive 14-day electronic guide, instant catch-up TV on any show broadcast in the previous 7 days, network DVR, video on demand, and more. Following that, TMTG plans to introduce apps that provide the ability to watch streaming content on in-home TV sets.

TMTG’s ultra-fast streaming technology will be powered through specially designed infrastructure with its own servers, routers, and proprietary software stack. Thus, TMTG will gain full control over its tech delivery stack for streaming across private network CDN, rendering the service uncancellable by Big Tech.

About TMTG

The mission of TMTG is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America) Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG. We have based these forward-looking statements on our current expectations and projections about future events, including the future plans and potential success of the streaming services under the CDN. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

You should not place undue reliance on forward-looking statements. Although we may elect to update forward-looking statements in the future, we disclaim any obligation to do so, even if our assumptions and projections change, except where applicable law may otherwise require us to do so. Forward-looking statements are not guarantees of performance. Readers should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements herein. Important factors that may affect these projections or expectations include, but are not limited to: statements about TMTG’s ability to realize the benefit of the streaming services, its cost effectiveness, performance, stability, and future features and financial performance; statements about the rollout of Truth+; statements about the future content of TMTG’s streaming services; statements about the ability to locate and acquire complementary products or product candidates and integrate those into TMTG’s business; competition and competitive pressures from other companies in the industries in which TMTG operates; and changes in domestic and global general economic and macro-economic conditions. For a discussion of these important factors and other risks, please read the information set forth under the caption “Risk Factors” in TMTG’s SEC filings and other documents filed with the U.S. Securities and Exchange Commission, which describe additional factors that could adversely affect our business, financial condition, or results of operations. The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements.